Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our reports dated March 11, 2016, with respect to the consolidated financial statements of The Gorman-Rupp Company, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, included in the 2015 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-8 No. 333-187048) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, (2) Registration Statements (Form S-8 No. 333-105682 and Form S-8 No. 333-207693) pertaining to the 401(k) Plan of The Gorman-Rupp Company, (3) Registration Statement (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors’ Compensation Plan of The Gorman-Rupp Company, and (4) Registration Statement (Form S-8 No. 333-203747) pertaining to The Gorman-Rupp Company 2015 Omnibus Incentive Plan; of our reports dated March 11, 2016, with respect to the consolidated financial statements of The Gorman-Rupp Company and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company incorporated by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 11, 2016